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                                                                    Exhibit 23.1
                                                                    ------------
                        Consent of Independent Auditors
                        -------------------------------

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-81044, 333-19753 and 333-74197) (pertaining to the 1991
Employee Option Plan, 1993 Employee Option Plan, 1998 Employee Option Plan and 1995 Non-Employee Option Plan) and Form S-3 (Nos. 333-95361, 333-45818, 333-
33986, and 333-49628) of our report dated January 18, 2001 with respect to the consolidated financial statements of Electric Fuel Corporation for the two years ended December 31, 2000 included in this Annual Report (Form 10-K) for the year ended December 31, 2000.



                       /s/ Kost Forer & Gabbay
                       ------------------------
                           Kost Forer & Gabbay
                    A Member of Ernst & Young International

Tel-Aviv, Israel
March 27, 2001